UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

AUGUST 7, 2019
Date of Report (Date of earliest event reported)

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-11740	84-0872291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO	80228
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 987-8000

Not Applicable
(Former name or former address, if changed since last report)

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MLAB	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Common Stock Underwriting Agreement

On August 7, 2019, Mesa Laboratories, Inc. (the “Company”), in connection with an offering by the Company of its common stock (the “Common Stock Offering”), entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Jefferies LLC and J.P. Morgan Securities LLC and certain other underwriters (the “Common Stock Underwriters”), providing for the issuance and sale by the Company, and the purchase by the Common Stock Underwriters, of 375,000 shares of the Company’s common stock. In addition, pursuant to the Common Stock Underwriting Agreement, the Common Stock Underwriters were granted an option, exercisable within 30 days, to purchase up to an additional 56,250 shares of common stock on the same terms and conditions. The option was exercised in full on August 8, 2019.  The offering price to the public was $210.00 per share and the Common Stock Underwriters agreed to purchase the shares from the Company pursuant to the Common Stock Underwriting Agreement at a price of $197.40 per share. The Common Stock Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Common Stock Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Common Stock Underwriters may be required to make due to any such liabilities.

A copy of the Common Stock Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated by reference into this Item 1.01. The above description is qualified in its entirety by reference to such exhibit.

Convertible Notes Underwriting Agreement

On August 7, 2019, the Company, in connection with an offering by the Company (the “Convertible Notes Offering” and together with the Common Stock Offering, the “Offerings”) of its 1.375% convertible senior notes due 2025 (the “Notes”), entered into an underwriting agreement (the “Convertible Notes Underwriting Agreement” and together with the Common Stock Underwriting Agreement, the “Underwriting Agreements”) with Jefferies LLC and J.P. Morgan Securities LLC and certain other underwriters (the “Convertible Notes Underwriters” and together with the Common Stock Underwriters, the “Underwriters”) pursuant to which the Company agreed to issue and sell a total of $150,000,000 principal amount of its Notes to the Convertible Notes Underwriters. In addition, pursuant to the Convertible Notes Underwriting Agreement, the Convertible Notes Underwriters were granted an option, exercisable within 13 days, to purchase up to an additional $22,500,000 principal amount of the Notes on the same terms and conditions. The option was exercised in full on August 8, 2019.  The Notes were priced to investors in the Convertible Notes Offering at 100% of their principal amount, and the Convertible Notes Underwriters agreed to purchase the Notes from the Company pursuant to the Convertible Notes Underwriting Agreement at a price of 97.0% of their principal amount. The Convertible Notes Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Convertible Notes Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Convertible Notes Underwriters may be required to make due to any such liabilities.

A copy of the Convertible Notes Underwriting Agreement is attached as Exhibit 1.2 hereto and is incorporated by reference into this Item 1.01. The above description is qualified in its entirety by reference to such exhibit.

General

Copies of the Underwriting Agreements have been included to provide security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in each Underwriting Agreement were made solely for purposes of the applicable Offering and as of specific dates, were solely for the benefit of the parties to the applicable Underwriting Agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under either Underwriting Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriters and certain of their affiliates have, from time to time, performed, currently are performing, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and its affiliates, for which they received or will receive customary fees and expenses.

Supplemental Indenture for the Notes

On August 12, 2019, the Company entered into a Base Indenture (the “Base Indenture”) and a First Supplemental Indenture relating to the Notes (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), with Wells Fargo Bank, National Association, as trustee (the “Trustee”), governing the Notes.

The Notes bear interest at a rate of 1.375% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2020. The Notes mature on August 15, 2025, unless earlier repurchased or converted. Noteholders may convert their Notes at their option only in the following circumstances: (i) during any calendar quarter commencing after the calendar quarter ending on December 31, 2019 (and only during such calendar quarter), if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (ii) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Company’s common stock on such trading day and the conversion rate on such trading day; (iii) upon the occurrence of certain corporate events or distributions on the Company’s common stock; and (iv) at any time from, and including, April 15, 2025 until the close of business on the second scheduled trading day immediately before the maturity date.

The conversion rate will initially be 3.5273 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $283.50 per share of common stock). The conversion rate will be subject to adjustment in certain events but will not be adjusted for accrued and unpaid interest. In addition, if a ‘‘make-whole fundamental change’’ (as defined in Supplemental Indenture) occurs, then the Company will in certain circumstances increase the conversion rate for a specified period of time.

The Company may not redeem the Notes prior to the maturity date, and no sinking fund is provided for the Notes.

If the Company undergoes a “fundamental change” (as defined in Supplemental Indenture), then noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s senior, unsecured obligations and will be equal in right of payment with its existing and future senior, unsecured indebtedness, senior in right of payment to its existing and future indebtedness that is expressly subordinated to the Notes and effectively subordinated to its existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of its subsidiaries.

Copies of the Base Indenture and the Supplemental Indenture are referenced as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference. The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Credit Agreement Amendment

On August 7, 2019, the Company entered into an Amendment No. 3 (the “Amendment”) to that certain Credit Agreement (the “Credit Agreement”), dated March 1, 2017, with the financial institutions listed on the signature pages thereof and JPMorgan Chase Bank, N.A., as Administrative Agent. The Amendment amended the Credit Agreement to allow for the Company’s (i) issuance of the Notes and (ii) the repurchase of the Notes or payment of the cash amounts due upon conversion of the Notes, unless there has been a default or an event of default under the Credit Agreement or if the Company is not in pro forma compliance with the financial covenants in the Credit Agreement.

A copy of the Amendment is attached as Exhibit 10.1 hereto and is incorporated by reference into this Item 1.01. The above description is qualified in its entirety by reference to such exhibit.

ITEM 2.03        CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement, by and between Mesa Laboratories, Inc., Jefferies LLC and J.P. Morgan Securities LLC, dated August 7, 2019, related to the Common Stock.

1.2	Underwriting Agreement, by and between Mesa Laboratories, Inc., Jefferies LLC and J.P. Morgan Securities LLC, dated August 7, 2019, related to the Notes.
4.1	Base Indenture, dated August 12, 2019, by and between the Company and Wells Fargo Bank, National Association, as Trustee.
4.2	First Supplemental Indenture, dated August 12, 2019, by and between the Company and Wells Fargo Bank, National Association, as Trustee.
5.1	Opinion of Davis Graham & Stubbs LLP related to the Common Stock.
5.2	Opinion of Davis Graham & Stubbs LLP related to the Notes.
10.1

Amendment No. 3, dated August 7, 2019, to that certain Credit Agreement, dated as of March 1, 2017 between Mesa Laboratories, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders referred to therein.

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).
23.2	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: August 12, 2019		Mesa Laboratories, Inc.
(Registrant)

	BY:	/s/ Gary M. Owens
Gary M. Owens
President and Chief Executive Officer